                                                                Exhibit 10.16(c)

                                                                    Confidential

          Amendment No. 2 to Toll Manufacturing and Packaging Agreement

         THIS Amendment No. 2 to Toll Manufacturing and Packaging Agreement is made as of this 9th day of October, 2001, by and between Cephalon, Inc. ("Cephalon") and Catalytica Pharmaceuticals, Inc. ("Catalytica").

         WHEREAS, Cephalon and Catalytica have previously executed a Toll Manufacturing and Packaging Agreement dated as of August 24, 1999, as amended by Amendment No. 1 thereto dated July 3, 2001 (collectively, the "Agreement"); and

         WHEREAS, the parties desire to establish special procedures to apply to the formulation and packaging of [**] commercial lots of Product (the
"Launch Lots"), which provisions differ from provisions in the Agreement.

         NOW THEREFORE, for and in consideration of the covenants exchanged between the parties, including those provisions intended as inducements for Catalytica to produce the Launch Lots, the parties hereto agree as follows:

         1. The parties recognize that the Agreement contains the general provisions for the supply of Product; however, the parties hereto expressly recognize and agree that this Amendment No. 2 expressly supercedes any provisions of the Agreement which directly or indirectly conflict with the provisions of this Amendment No. 2, including by way of example and not limitation Section 6.2, Section 8.1, Section 8.3, Section 9.1,
                  Section 9.3, Section 11.1, Section 11.2, Section 11.3, Section 14.3, and Section 20.1.

         2. With regard to the production of the Launch Lots, the following shall apply:

                  a. Cephalon shall provide free of charge and deliver to Catalytica at Catalytica's Greenville facility and shall retain title to the Active Drug Substance and Compressil at all times before, during and after the production of the Launch Lots.

                  b. Cephalon specifically recognizes and confirms that it is seeking production the Launch Lots, and is agreeing to pay for such Launch Lots, notwithstanding any regulatory delay or non-approval (including by way of example, actions or lack of action by the FDA) associated with Product as or to be manufactured at Catalytica's Greenville, North Carolina facility. No Product shall be shipped from the facility until all applicable regulatory approvals have been obtained.

         3. On or before October 10, 2001 Cephalon agrees to pay a fifty percent (50%) down payment of estimated costs [**] for the Production of the Launch Lots (i.e. [**] batches at an aggregate estimated down payment of [**]. The remainder of the payment for the Launch Lots shall be due within thirty (30) days of Catalytica's delivery of the applicable invoice and the certificate of analysis with variances/incidents, if any, for such Launch Lots.

         4. Catalytica shall provide Cephalon with a certificate of analysis with variances/ incidents, if any, as provided in
                  Section 9.1 of the Agreement, and Cephalon shall have the right to inspect the Product (at Catalytica's facility and at




      **Certain portions of this document have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                                                    Confidential

                  Cephalon's cost and expense) as outlined in Section 9.2 of the Agreement. If Cephalon properly rejects the Product within thirty (30) days of Catalytica's delivery of certificate of analysis with variances/incidents, if any, for the Launch Lots, subject to agreement as to the rightfulness of such rejection (or in the absence thereof the opinion of a mutually acceptable, third party laboratory) Catalytica shall refund to Cephalon all payments made hereunder as to such rejected Product and shall reimburse Cephalon for the acquisition cost of the applicable portion of the lost Active Ingredients.

         5. The parties further recognize that Product may need to be stored in a special area or in special containers following production. The parties shall separately and in good faith negotiate the charge or charges for such storage as well as any time or space limitations that may apply thereto.

         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment No. 2 to be executed as of the date first above written and further confirm by their execution the power of the officials so shown to bind each such party.



Cephalon, Inc.                              Catalytica Pharmaceuticals, Inc.

\s\ Robert Urban                            \s\ Michel Deinum
-------------------------                   -------------------------
Robert Urban                                Michel Deinum
Senior Director, Technical Operations       Vice President and
                                            Business Manager, PPO

Date: October 9, 2001                       Date: October 12, 2001